SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (or Date of Earliest Event Reported): March 9, 2001



                            REGENT ENERGY CORPORATION
                            f/k/a NPC Holdings, Inc.
             (Exact name of Registrant as specified in its charter)


  Nevada                                   0-08536                84-1034362
(State or other jurisdiction of   (Commission File Number)        (IRS Employer
       incorporation)                                        Identification No.)





                    650 N. Sam Houston Parkway E., Suite 500,
                              Houston, Texas 77060
               (Address of principal executive offices) (Zip Code)



                                 (281) 931-3800
              (Registrant's telephone number, including area code)



                                 Not applicable
         (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

     The consummation of the transaction contemplated by the Agreement and Plan of Reorganization by and between Regent Energy Corporation (f/k/a NPC Holdings, Inc.), a Nevada corporation (the "Company"), Vulcan Minerals & Energy, Inc., a Texas corporation ("Vulcan"), and the owners of record of all of the issued and outstanding stock of Vulcan (the "Vulcan Stockholders") was effective as of March 9, 2001 (the "Agreement"). This transaction was previously reported on Form 8-K filed with the Securities and Exchange Commission on March 14, 2001, as amended on Form 8-K/A filed with the Securities and Exchange Commission on May 1, 2001. This second amendment to such Form 8-K is being filed to include additional disclosures, as required by Item 4 and Item 7 to Form 8-K, to report the change in the Company's certifying accountant which occurred in connection with the transaction contemplated by the Agreement.

Item 4.  Changes in the Registrant's Certifying Accountant.

     Pursuant to the Agreement, the Vulcan Stockholders received and currently hold 92% of the capital stock of the Company, effecting a change in control of the Company. As a result of the change in control, the officers and directors of the Company prior to the date of the Agreement resigned and were replaced by the officers and directors of Vulcan.

     Prior to the date of the Agreement, the Company had engaged the CPA firm of Pritchett, Siler & Hardy, P.C. ("Pritchett") and Vulcan had engaged Hein & Associates ("Hein") as their certifying accountants. Due to the change in control, however, effective March 9, 2001, the newly elected Board of Directors of the Company (the "Directors") who had been the directors of Vulcan recommended and approved the decision to dismiss and replace Pritchett with Hein to serve as the Company's certifying accountant. The decision of the Directors' was not based on any disagreement with Pritchett on accounting or financial disclosures, but rather was based on the intention of the Directors' to retain the accountants they had engaged for Vulcan when they served as Vulcan's Board of Directors.

     The report on the financial statements of the Company prepared by Pritchett for the years ended 1999 and 2000 did not contain any adverse opinion or any disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, for the years ended 1999 and 2000, the Company did not have any disagreement with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Pritchett to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company prepared by Pritchett for those periods.

     Pursuant to Item 4(a) of Form 8-K and Item 304(a)(3) of Regulation S-K, the Company has provided Pritchett with a copy of this Form 8-K and has requested Pritchett to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which Pritchett does not agree with such statements. Pritchett's response letter dated May 10, 2001 is filed as Exhibit
16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  The following exhibit is furnished in accordance with Item 601 of Regulation S-K.

                  16.1     Letter from Pritchett, Siler & Hardy, P.C.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REGENT ENERGY CORPORATION


Date: May 11, 2001                          By: /s/ John N. Ehrman
                                                --------------------------------
                                                John N. Ehrman, President